Exhibit 99.1

Vision-Sciences, Inc. Reaches an Amended Supply Agreement with Pentax and Announces
Delay in Release of Third Quarter Results

ORANGEBURG, NY, February 15, 2008 — Vision-Sciences, Inc., (Nasdaq:VSCI) (“Vision-Sciences” or the “Company”), reached a satisfactory arrangement for the transition of its supply relationship with Pentax Corporation, a long-time supplier of certain components used in the Company’s fiberoptic-based endoscopes, including in our ENT (ear, nose & throat), Cystoscopes and TNE (transnasal esophagoscopy) scopes sold in the medical segment, and boroscopes sold in the industrial segment.  Under the terms of the agreement entered into with Pentax on February 12, 2008, the Company and Pentax resolved their pending disputes and agreed to dismiss all related legal proceedings, over pricing, volumes and delivery schedules for the components supplied by Pentax.  The agreement modified the terms of the Supply Agreement between the Company and Pentax, dated March 16, 1992, as amended, by, among other things (1) moving forward the termination date of the supply relationship to February 28, 2009 from March 15, 2009, and (2) providing an agreed upon purchase order and delivery schedule of components from Pentax through February 28, 2009.

We expect that the agreement reached with Pentax will enable us to meet our estimated production requirements for fiberscopes over the next twelve months, and will give us sufficient time to secure alternative manufacturing, or supply arrangements with respect to the components supplied by Pentax, to meet our expected future production requirements for fiberscopes.  Pentax’s supply arrangement is limited to components used in our fiberscopes only.  Pentax does not supply components used in any other of our products, including any of our products under development, or any of our video-based scopes.

Ron Hadani, President & CEO of Vision-Sciences, noted that “we have had a long time relationship with Pentax for which our Board of Directors and our management are very grateful and appreciative.  We are very pleased that we were able to reach a mutually satisfactory arrangement with Pentax for the continued supply of necessary components during a transition period, during which we expect to complete the development of our next generation fiberscopes, that will not incorporate any Pentax supplied components. We expect to release these next generation fiberscopes by the end of our next fiscal year.”

The Company is also delaying of the filing of its Form 10-Q for the third quarter ended December 31, 2007 and release of its results for the first nine months of Fiscal 2008 and its third quarter ended December 31, 2007.  This delay was caused by the recent resignation of the Company’s newly-hired controller, resulting in the Company having reduced resources to complete our review and preparation the Form 10-Q to permit its filing within the prescribed timeframe.  The controller resigned to accept a position closer to his home and such resignation did not result from any dispute between the Company and the controller.

About Vision-Sciences, Inc.

Vision-Sciences, Inc. (Nasdaq:VSCI) develops, manufactures and markets unique flexible endoscopic products for the urology, gastroenterology and the ENT markets, utilizing the proprietary sterile disposable EndoSheath® Technology. This technology provides quick and efficient equipment turnover, and ensures the patient a contaminant-free endoscope insertion.

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management “believes,” “expects,” “allows”, “anticipates,” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risk factors are detailed in our most recent annual report and other filings with the SEC.

CONTACT:  Vision-Sciences, Inc.  Yoav M. Cohen, CFO   (Tel) 845-365-0600